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                                                                     EXHIBIT 5

                     B A S S,  B E R R Y  &  S I M S  P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                               ATTORNEYS AT LAW


 2700 FIRST AMERICAN CENTER                      1700 RIVERVIEW TOWER
 NASHVILLE, TENNESSEE 37238-2700                 POST OFFICE BOX 1509
 TELEPHONE (615) 742-6200                        KNOXVILLE, TENNESSEE 37901-1509
 TELECOPIER (615) 742-6293                       TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234


                              December 14, 1998


Performance Food Group Company
6800 Paragon Place, Suite 500
Richmond, Virginia 23230

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on December 14, 1998, covering 2,500,000 shares, par value $.01 per share, of common stock (the "Common Stock") of Performance Food Group Company (the "Company").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company, upon authorization by the Board of Directors of the Company of the specific acquisitions subject of the Registration Statement and, when issued and delivered, against receipt by the Company of the agreed consideration therefor, which consideration shall have been determined by the Board of Directors to be adequate, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.



                                            Very truly yours,



                                            /s/   Bass, Berry & Sims PLC